Exhibit 99.1

Facebook Reports First Quarter 2013 Results

MENLO PARK, Calif. – May 1, 2013 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the first quarter, which ended March 31, 2013.

“We’ve made a lot of progress in the first few months of the year,” said Mark Zuckerberg, Facebook founder and CEO. “We have seen strong growth and engagement across our community and launched several exciting products.”

First Quarter 2013 Financial Summary

In millions, except percentages and per share amounts	Q1’12	Q1’13
Revenue	$1,058	$1,458
Income from Operations
GAAP	$381	$373
Non-GAAP	$485	$563
Operating Margin
GAAP	36%	26%
Non-GAAP	46%	39%
Net Income
GAAP	$205	$219
Non-GAAP	$287	$312
Diluted Earnings per Share (EPS)
GAAP	$0.09	$0.09
Non-GAAP	$0.12	$0.12

First Quarter 2013 Operational Highlights

•	Daily active users (DAUs) were 665 million on average for March 2013, an increase of 26% year-over-year.

•	Monthly active users (MAUs) were 1.11 billion as of March 31, 2013, an increase of 23% year-over-year.

•	Mobile MAUs were 751 million as of March 31, 2013, an increase of 54% year-over-year.

Recent Business Highlights

•	Launched Facebook Home, a mobile experience for Android that puts people before apps and makes the phone a more social experience.

•	Instagram reached 100 million monthly active users in the first quarter of 2013.

•	Launched new advertising products such as Lookalike Audiences, Managed Custom Audiences, and Partner Categories, which help marketers improve their targeting capabilities on Facebook.

•	Continue to invest in our ad serving and measurement platforms:

•	Partnered with Datalogix, Epsilon, Acxiom, and BlueKai to enable marketers to incorporate off-Facebook purchasing data in order to deliver more relevant ads to users.

•	Enhanced ability to measure advertiser ROI on digital media across the internet through our acquisition of the Atlas Advertising Suite.

•	Appointed Susan D. Desmond-Hellmann, M.D., M.P.H., chancellor of the University of California, San Francisco (UCSF), to the company’s board of directors.

First Quarter 2013 Financial Highlights

Revenue – Revenue for the first quarter totaled $1.46 billion, an increase of 38%, compared with $1.06 billion in the first quarter of 2012.

•	Revenue from advertising was $1.25 billion, representing 85% of total revenue and a 43% increase from the same quarter last year.

•	Mobile advertising revenue represented approximately 30% of advertising revenue for the first quarter of 2013.

•	Payments and other fees revenue was $213 million for the first quarter of 2013.

Costs and expenses – First quarter GAAP costs and expenses were $1.08 billion, an increase of 60% from the first quarter of 2012, driven primarily by infrastructure expense and increased headcount. Non-GAAP costs and expenses were $895 million in the first quarter, up 56% compared to $573 million for the first quarter of 2012.

Income from operations – For the first quarter, GAAP income from operations was $373 million, down 2% from $381 million in the first quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the first quarter was $563 million, up 16% compared to $485 million for the first quarter of 2012.

Operating margin – GAAP operating margin was 26% for the first quarter of 2013, compared to 36% in the first quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 39% for the first quarter of 2013, compared to 46% for the first quarter of 2012.

Provision for income taxes – GAAP income tax expense for the first quarter of 2013 was $134 million, representing a 38% effective tax rate. Excluding share-based compensation expense and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 43%.

Net income and EPS – For the first quarter, GAAP net income was $219 million, up 7% compared to net income of $205 million for the first quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the first quarter of 2013 was $312 million, up 9% compared to $287 million for the first quarter of 2012. GAAP diluted EPS was $0.09 in the first quarter of 2013 . Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the first quarter of 2013 was $0.12, essentially flat compared to the first quarter of 2012.

Capital expenditures – Capital expenditures for the quarter were $327 million, a 28% decrease from the first quarter of 2012. Additionally, $11 million of equipment was procured or financed through capital leases during the first quarter of 2013.

Cash and marketable securities – Cash and marketable securities were $9.5 billion at the end of the first quarter of 2013.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company’s earnings press release, financial tables and slide presentation.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at + 1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 29615930.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:

Deborah Crawford

investor@fb.com / investor.fb.com

Press:

Ashley Zandy

press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels, particularly mobile engagement; our ability to monetize our mobile products; risks associated with new product development and introduction; our ability to expand the Facebook Platform; competition; privacy concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 1, 2013, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. In addition, please note that the date of this press release is May 1, 2013, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: total revenue and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; and non-GAAP effective tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from one or more of our non-GAAP financial measures:

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.

Assumed preferred stock conversion. As a result of our initial public offering in May 2012, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and earnings per share for the three months ended March 31, 2012 have been calculated assuming this conversion, which we believe facilitates comparison with prior periods.

Dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders, we include unvested RSUs for the three months ended March 31, 2012, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.

Foreign exchange effect on revenue. We translate current quarter revenue using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of Non-GAAP Results to Nearest GAAP Measures” table in this press release.

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2013
Revenue	$1,058	$1,458
Costs and expenses:
Cost of revenue	277	413
Research and development	153	293
Marketing and sales	143	203
General and administrative	104	176

Total costs and expenses	677	1,085

Income from operations	381	373
Interest and other income (expense), net:
Interest expense	(13)	(15)
Other income (expense), net	14	(5)

Income before provision for income taxes	382	353
Provision for income taxes	177	134

Net income	$205	$219

Less: Net income attributable to participating securities	68	2

Net income attributable to Class A and Class B common stockholders	$137	$217

Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.10	$0.09

Diluted	$0.09	$0.09

Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	1,347	2,386
Diluted	1,527	2,499
Share-based compensation expense included in costs & expenses:
Cost of revenue	$5	$8
Research and development	60	117
Marketing and sales	19	24
General and administrative	19	21

Total share-based compensation expense	$103	$170

Payroll tax expenses related to share-based compensation included in costs & expenses:
Cost of revenue	$—	$1
Research and development	1	11
Marketing and sales	—	4
General and administrative	—	4

Total payroll tax expenses related to share-based compensation	$1	$20

FACEBOOK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31,	March 31,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$2,384	$2,325
Marketable securities	7,242	7,147
Accounts receivable	719	659
Income tax refundable	451	426
Prepaid expenses and other current assets	471	485

Total current assets	11,267	11,042
Property and equipment, net	2,391	2,533
Goodwill and intangible assets, net	1,388	1,501
Other assets	57	87

Total assets	$15,103	$15,163

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$65	$75
Platform partners payable	169	190
Accrued expenses and other current liabilities	423	430
Deferred revenue and deposits	30	30
Current portion of capital lease obligations	365	338

Total current liabilities	1,052	1,063
Capital lease obligations, less current portion	491	420
Long-term debt	1,500	1,500
Other liabilities	305	356

Total liabilities	3,348	3,339
Stockholders’ equity
Common stock and additional paid-in capital	10,094	9,961
Accumulated other comprehensive income (loss)	2	(15)
Retained earnings	1,659	1,878

Total stockholders’ equity	11,755	11,824

Total liabilities and stockholders’ equity	$15,103	$15,163

FACEBOOK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2013
Cash flows from operating activities
Net income	$205	$219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110	241
Loss on write-off of equipment	1	9
Share-based compensation	103	170
Deferred income taxes	(24)	(7)
Tax benefit from share-based award activity	54	59
Excess tax benefit from share-based award activity	(54)	(62)
Changes in assets and liabilities:
Accounts receivable	65	54
Prepaid expenses and other current assets	(33)	(1)
Other assets	(6)	(36)
Accounts payable	(3)	1
Platform partners payable	7	21
Accrued expenses and other current liabilities	2	(33)
Deferred revenue and deposits	3	—
Other liabilities	11	84

Net cash provided by operating activities	441	719
Cash flows from investing activities
Purchases of property and equipment	(453)	(327)
Purchases of marketable securities	(876)	(1,508)
Sales of marketable securities	69	699
Maturities of marketable securities	567	903
Investments in non-marketable equity securities	(1)	—
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(25)	(99)
Changes in restricted cash and deposits	(1)	6

Net cash used in investing activities	(720)	(326)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	—	(405)
Proceeds from exercise of stock options	5	8
Proceeds from sale and lease-back transactions	62	—
Principal payments on capital lease obligations	(71)	(109)
Excess tax benefit from share-based award activity	54	62

Net cash provided by (used in) financing activities	50	(444)

Effect of exchange rate changes on cash and cash equivalents	(1)	(8)

Net decrease in cash and cash equivalents	(230)	(59)
Cash and cash equivalents at beginning of period	1,512	2,384

Cash and cash equivalents at end of period	$1,282	$2,325

Supplemental cash flow data
Cash paid during the period for:
Interest	$9	$12
Income taxes	$174	$9
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$110	$47
Property and equipment acquired under capital leases	$38	$11
Fair value of shares issued related to acquisitions of businesses and other assets	$6	$33

Reconciliation of Non-GAAP Results to Nearest GAAP Measures

(In millions, except for number of shares)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2013
GAAP revenue	$1,058	$1,458
Foreign exchange effect on 2013 revenue using 2012 rates		4

Revenue excluding foreign exchange effect		$1,462
GAAP revenue year-over-year change %		38%
Revenue excluding foreign exchange effect year-over-year change %		38%
GAAP advertising revenue	$872	$1,245
Foreign exchange effect on 2013 advertising revenue using 2012 rates		3

Advertising revenue excluding foreign exchange effect		$1,248
GAAP advertising revenue year-over-year change %		43%
Advertising revenue excluding foreign exchange effect year-over-year change %		43%
GAAP costs and expenses	$677	$1,085
Share-based compensation expense	(103)	(170)
Payroll tax expenses related to share-based compensation	(1)	(20)

Non-GAAP costs and expenses	$573	$895
GAAP income from operations	$381	$373
Share-based compensation expense	103	170
Payroll tax expenses related to share-based compensation	1	20

Non-GAAP income from operations	$485	$563
GAAP net income	$205	$219
Share-based compensation expense	103	170
Payroll tax expenses related to share-based compensation	1	20
Income tax adjustments	(22)	(97)

Non-GAAP net income	$287	$312
GAAP diluted shares	1,527	2,499
Assumed preferred stock conversion	546	—
Dilutive equity awards excluded from GAAP[1]	233	—

Non-GAAP diluted shares	2,306	2,499
GAAP diluted earnings per share	$0.09	$0.09
Net income attributable to participating securities	0.04	—
Non-GAAP adjustments to net income	0.05	0.03
Non-GAAP adjustments to diluted shares	(0.06)	—

Non-GAAP diluted earnings per share	$0.12	$0.12
GAAP operating margin	36%	26%
Share-based compensation expense	10%	12%
Payroll tax expenses related to share-based compensation	0%	1%

Non-GAAP operating margin	46%	39%
GAAP profit before tax	$382	$353
GAAP provision for income taxes	177	134

GAAP effective tax rate	46%	38%
GAAP profit before tax	$382	$353
Share-based compensation and related payroll tax expenses	104	190

Non-GAAP profit before tax	$486	$543
Non-GAAP provision for income taxes	199	231

Non-GAAP effective tax rate	41%	43%

[1]	Gives effect to unvested RSUs in periods prior to our IPO for comparability